UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 5, 2007
BANKATLANTIC BANCORP, INC.

(Exact name of registrant as specified in its charter)

Florida	34-027228	65-0507804

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 West Cypress Creek Road, Fort Lauderdale, Florida	33309

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (954) 940-5000
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     James A. White has announced that he will retire as Executive Vice President and Chief Financial Officer of BankAtlantic Bancorp, Inc. (the “Company”), effective June 30, 2007. Mr. White will remain with the Company in a non-executive position. Valerie C. Toalson has been appointed Executive Vice President and Chief Financial Officer of the Company, effective June 30, 2007. Ms. Toalson will also continue to serve as Executive Vice President and Chief Financial Officer of BankAtlantic.
     Valerie C. Toalson, age 41, joined BankAtlantic in February 2006 as Senior Vice President and Chief Financial Officer and was promoted to Executive Vice President in January 2007. Previously, she served as Senior Vice President and Controller of BOK Financial Corporation and Bank of Oklahoma, NA, and in several other senior operating positions with that company. Prior to 1993, she was a Manager in the financial services industry practice with Price Waterhouse in Dallas. She is a Certified Public Accountant.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2007	BANKATLANTIC BANCORP, INC.
	By:	/s/ Alan B. Levan
		Name:	Alan B. Levan
		Title:	Chief Executive Officer